EXHIBIT 24.2

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                              HOUSTON, TEXAS 77002
                                      -----

                                 (281) 658-0248

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

                                November 22, 1996

Fortune Petroleum Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Dear Sirs:

      We hereby consent to the filing of this consent as an exhibit to the Pre-effective Amendment No.2 to the Registration Statement on Form S-2 of Fortune Petroleum Corporation to be filed with the Securities and Exchange Commission on or about November 25, 1996, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1993, December 31, 1994 and December 31, 1995.

                                   HUDDLESTON & CO., INC.

                                   /s/ PETER D. HUDDLESTON
                                       Peter D. Huddleston, P.E.